UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

March 13, 2010
Date of Report (date of Earliest Event Reported)

CHINA TEL GROUP INC.
(Exact Name of Registrant as Specified in its Charter)

NEVADA		98-0489800
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

12520 High Bluff Road, Suite 145, San Diego, CA 92130
 (Address of principal executive offices and zip code)

(858) 259-6614
(Registrant’s telephone number, including area code)

8105 Irvine Center Drive, Suite 820, Irvine, CA 92618
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02          Results of Operations and Financial Condition.

On March 13, 2010, China Tel Group, Inc, a Nevada Corporation (the “Company”), issued a press release as attached as Exhibit 99.1 to this Form 8-K.  Such press release states that the Company’s management will host a telephone conference call and simultaneous webcast at 4:30 pm eastern standard time on Wednesday, March 17, 2010.  Such telephone conference call and simultaneous webcast will be to provide shareholders and investors with an update on recent business developments of the Company.  Please refer to the press release which notes that an archive of the webcast will remain available on the Company’s website for one year under the Investor Relations section.

On March 18, 2010, the Company issued a press release, as attached as Exhibit 99.2 to this Form 8-K.  Such press release states that the Company is moving forward with the initial phase of the deployment of a wireless broadband telecommunications network in 12 cities in the People’s Republic of China for CECT-Chinacomm Communications Co.  Also announced, is the initial phase of deployment of a wireless broadband telecommunications network in 8 cities in Peru.

Item 9.01          Exhibits.

99.1	Press Release dated March 13, 2010 regarding Conference Call

99.2	Press Release dated March 18, 2010 regarding Deployment of Wireless Broadband Network

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA TEL GROUP, INC.

Date: March 18, 2010	By: /s/ George Alvarez
Name: George Alvarez
Title: Chief Executive Officer